Exhibit 99.1

Contact:   David W. Qualls                                          NEWS RELEASE
           Chief Financial Officer
           Garden Fresh Restaurant Corp.
           858/675-1600

           Cecilia A. Wilkinson/Rosemary Moothart
           PondelWilkinson MS&L
           323/866-6060

      GARDEN FRESH REPORTS FISCAL 2003 FOURTH QUARTER AND YEAR END RESULTS

      San Diego, California - November 25, 2003 - Garden Fresh Restaurant Corp. (NASDAQ:LTUS), operator of the Souplantation and Sweet Tomatoes restaurants, today reported results for its fiscal 2003 fourth quarter and fiscal year ended September 30, 2003.

      On September 30, 2003, the company announced that it had entered into an Agreement and Plan of Merger with certain affiliates of Fairmont Capital, Inc., and any references to "the merger" or a "proposed merger" in this news release refer to the transaction contemplated by that agreement. The company is issuing a separate release today, which will provide information regarding the status of this transaction.

      Net sales for the 2003 fiscal year, based on 97 salad buffet restaurants in operation at September 30, 2003, increased 2.9% to $220.5 million from $214.3 million in fiscal 2002, when the company operated 95 restaurants. Same store sales for the year increased 1.6% over fiscal 2002, when there were 93 restaurants in the same store sales base.

      The company reported net income of $3.0 million, or $0.51 per diluted common share, for fiscal 2003. By comparison, for the fiscal year ended September 30, 2002, the company reported net income of $5.6 million, or $0.96 per diluted common share.

      Net sales for the fourth fiscal quarter ended September 30, 2003, based on 97 salad buffet restaurants in operation, rose 5.3% to $57.7 million from $54.8 million in the corresponding prior-year quarter, when the company operated 95 restaurants. Fourth fiscal quarter 2003 same store sales increased 3.9% over the same period last year.

      The company posted a net loss of $128,000, or $0.02 per diluted common share, for the fourth quarter of fiscal 2003. In the year-earlier fourth fiscal quarter, net income equaled $1.6 million, or $0.28 per diluted common share.

      Results for the fourth quarter include $997,000 of costs associated with the proposed merger with an affiliate of Fairmont Capital, Inc. that Garden Fresh announced on September 30. Excluding these items, the company would have reported net income per diluted common share of $0.12. The company believes that this pro-forma calculation provides shareholders with a better understanding of operating performance during the quarter. A reconciliation to generally accepted accounting principles (GAAP) follows in Table A.

             ------------------------------------------------------
             TABLE A: PRO-FORMA EARNINGS FOURTH QUARTER FISCAL 2003
                      (in $000s, except per share amounts)
             ------------------------------------------------------

--------------------------------------------------------------------------------
Reported income before tax                                              $   214
Add back merger costs                                                       997
                                                                        -------
         Pro-forma income before tax                                      1,211

Provision for income taxes, without effect of merger (40.4% tax rate)      (489)
                                                                        -------
Pro-forma net income                                                    $   722
                                                                        =======
Pro-forma net income per diluted common share                           $  0.12
                                                                        =======
Shares used in computing pro-forma net income per diluted
 common share                                                       5.8 million
--------------------------------------------------------------------------------

      Michael P. Mack, president and chief executive officer, said: "We were very pleased with our sales performance in the fourth quarter as marketing initiatives that we introduced in the third quarter continued to gain traction and improve our guest counts. Our redesigned Free Standing Inserts, more effective use of radio advertising, and enhanced local store campaigns delivered increased traffic, both from frequent as well as new guests. Looking forward, we expect these marketing programs to continue driving sales growth in fiscal 2004."

      Expenses in the quarter relative to sales rose principally because of increased occupancy and other costs, primarily in marketing costs associated with fourth quarter sales programs as outlined in Table B.

--------------------------------------------------------------------------------
                       TABLE B: COST COMPARISONS IN $000s
--------------------------------------------------------------------------------
                                    Q4 FY2003  % of Sales  Q4 FY2002  % of Sales
--------------------------------------------------------------------------------
Costs of sales                       $14,236     24.7%      $13,179     24.1%
--------------------------------------------------------------------------------
Restaurant operating expenses
--------------------------------------------------------------------------------
         Labor                        18,264     31.6%       17,203     31.4%
--------------------------------------------------------------------------------
         Occupancy and other          15,482     26.8%       13,285     24.3%
--------------------------------------------------------------------------------
General and administrative expenses    3,678      6.4%        3,628      6.6%
--------------------------------------------------------------------------------
Depreciation and amortization          3,618      6.3%        3,556      6.5%
--------------------------------------------------------------------------------

      "We are also pleased with the improvement of our balance sheet, as debt has been reduced by approximately $4.8 million since September 2002 and, at the same time, our cash balance has improved by approximately $5.8 million," added Mack.

      Table C that follows provides estimates on Garden Fresh's current expectations for fiscal year 2004 (October 1, 2003 through September 30, 2004). These statements are forward-looking, and actual results may differ materially as a result of factors more specifically referenced below.

---------------------------------------------------------------------------------------------------------------------
                                              TABLE C: FY2004 ESTIMATES
---------------------------------------------------------------------------------------------------------------------
                                        Q1 FY2004 (Est.)      Q1 FY2003 (Act.)     FY2004 (Est.)      FY 2003 (Act.)
Net sales                             $52.0 - $52.4 million    $49.7 million        $227 - $229       $220.5 million
                                                                                      million
---------------------------------------------------------------------------------------------------------------------
Net income (loss)                        ($0.2) - ($0.1)        $0.2 million        $4.5 - $4.9        $3.0 million
                                             million                                  million
---------------------------------------------------------------------------------------------------------------------
Earnings per diluted common share       ($0.03) - ($0.02)          $0.03            $0.75- $0.82          $0.51
---------------------------------------------------------------------------------------------------------------------
Diluted common shares                      5.9 million          5.9 million         6.0 million        5.9 million
---------------------------------------------------------------------------------------------------------------------
Assumptions for the above include:
 - Comp sales increase of 3.0% to 4.0% primarily driven by counts
 - Wage rate inflation of 3.5% over FY2003
 - Annual store margin 11.6%
---------------------------------------------------------------------------------------------------------------------

      "Despite the projected small loss in the fiscal 2004 first quarter, we believe the progress we have begun to see from our new programs will continue to build as we enter the new year," Mack said. "Garden Fresh's first quarter is historically our slowest, plus we expect to continue to absorb costs associated with the merger."

Investor Conference Call

      Garden Fresh will host an investor conference call related to the above news today, Tuesday, November 25, at 9:00 a.m. PST (12 noon EST). President and Chief Executive Officer Michael Mack and Chief Financial Officer David Qualls will review the company's financials and operations for the fourth quarter and full fiscal 2003 year and discuss their outlook for the first quarter of fiscal 2004. The call will be open to all interested investors through a live audio webcast via the Internet at www.gardenfreshcorp.com and www.fulldisclosure.com. The call will be archived on both web sites for approximately one year. A playback of the call also will be available beginning Wednesday November 26, 2003 through 5:00 p.m. PST, Wednesday, December 3, 2003, by calling
1.800.633.8284 (domestic) or 1.402.977.9140 (international). Callers should use reservation number 21166092.

About Garden Fresh

Garden Fresh Restaurant Corp. currently operates 97 salad buffet restaurants in California, Florida, Arizona, Colorado, Georgia, Illinois, Kansas, Missouri, Nevada, New Mexico, North Carolina, Oregon, Texas, Utah and Washington under the names Souplantation and Sweet Tomatoes. Its restaurants offer an abundance of fresh, quality salad selections, soups, bakery items, pastas and desserts in a self-serve format.

Forward-looking Information

      Certain statements in this news release, including the estimates for the first quarter of fiscal 2004 and the full year for fiscal 2004, along with the related assumptions, involve certain risks and uncertainties and may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. The company intends that all such statements be subject to the "safe-harbor" provisions of that Act. Such statements include, but are not limited to, the company's discussion of: (i) the ability of the company's marketing programs to drive sales growth in 2004, (ii) the company's ability to complete the proposed merger transaction and the additional costs to be incurred related to this transaction; and (iii) the information contained in Table C. Management cannot be certain that these programs and investments will be effective. In particular, the company's strategies to improve revenues are experimental. In addition, the degree of future inflationary cost pressure the company may experience is uncertain. Future earnings could be adversely affected by inflation, and there is substantial risk and uncertainty regarding the company's ability to recoup cost inflation via future price increases or productivity gains. Current results are not indicative of future receptivity of the concept or increases in sales. The company's restaurants operate in highly competitive environments, subject to continuously shifting consumer demand patterns. Since the announcement of the proposed merger, the trading in the company's stock price has been influenced by the market's expectations about the closing of that transaction. If the transaction fails to close or is delayed, that may have a material adverse impact on the company's business and the market price for the company's business and the market price for the company's stock. More information on the risks, uncertainties and other factors that could affect the company's financial results is included in the company's Form 10-K and other documents filed with the Securities and Exchange Commission.

GARDEN FRESH AND CERTAIN OF ITS DIRECTORS AND OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF STOCKHOLDERS RELATING TO THE PROPOSED MERGER OF GARDEN FRESH WITH AN AFFILIATE OF FAIRMONT CAPITAL, INC., AS FURTHER DESCRIBED IN THE AGREEMENT AND PLAN OF MERGER DATED SEPTEMBER 29, 2003, AS AMENDED ON NOVEMBER 21, 2003. GARDEN FRESH WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAIL TO ITS STOCKHOLDERS A DEFINITIVE PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS WHICH WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PARTICIPANTS IN THE SOLICITATION AND OTHER IMPORTANT INFORMATION ABOUT THE MERGER AGREEMENT AND THE PROPOSED MERGER. GARDEN FRESH WILL ALSO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION A TRANSACTION STATEMENT ON SCHEDULE 13E-3 RELATING TO THE MERGER AGREEMENT AND THE PROPOSED MERGER.

STOCKHOLDERS OF GARDEN FRESH ARE ADVISED TO READ GARDEN FRESH'S PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF GARDEN FRESH MAY OBTAIN, FREE OF CHARGE ONCE THEY BECOME AVAILABLE, COPIES OF GARDEN FRESH'S PROXY STATEMENT AND OTHER DOCUMENTS FILED BY GARDEN FRESH WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE INTERNET WEBSITE MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION AT WWW.SEC.GOV. THESE DOCUMENTS MAY ALSO BE OBTAINED FREE OF CHARGE BY CALLING INVESTOR RELATIONS AT GARDEN FRESH AT 858-675-1600.

                                 (Tables follow)
                                      # # #

Garden Fresh Restaurant Corp.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

                                                                      Three Months Ended                  Twelve Months Ended
                                                                         September 30,                        September 30,
                                                                   --------------------------          ----------------------------
                                                                     2002              2003              2002                2003
                                                                   --------          --------          ---------          ---------
                                                                 (unaudited)       (unaudited)                           (unaudited)
NET SALES                                                          $ 54,756          $ 57,730          $ 214,296          $ 220,489
                                                                   --------          --------          ---------          ---------

COSTS AND EXPENSES
Costs of sales                                                       13,179            14,236             52,333             53,912
Restaurant operating expenses
   Labor                                                             17,203            18,264             68,130             69,846
   Occupancy and other expenses                                      13,285            15,482             52,092             56,849
General and administrative expenses                                   3,628             3,678             13,488             14,270
Restaurant opening costs                                                (28)               (5)               303                227
Depreciation and amortization                                         3,556             3,618             13,727             14,475
Facility exit costs                                                     (83)               --                (83)                --
Merger costs                                                             --               997                 --                997
                                                                   --------          --------          ---------          ---------

Total costs and expenses                                             50,740            56,270            199,990            210,576
                                                                   --------          --------          ---------          ---------

OPERATING INCOME                                                      4,016             1,460             14,306              9,913

Interest income                                                          30                14                 85                 55
Interest expense                                                     (1,067)             (928)            (4,537)            (3,678)
Other expense, net                                                     (119)             (332)              (394)              (639)
                                                                   --------          --------          ---------          ---------

INCOME BEFORE PROVISION FOR                                           2,860               214              9,460              5,651
    INCOME TAXES
Provision for income taxes                                           (1,220)             (342)            (3,875)            (2,658)
                                                                   --------          --------          ---------          ---------

NET INCOME (LOSS)                                                  $  1,640          $   (128)         $   5,585          $   2,993
                                                                   ========          ========          =========          =========

Basic net income (loss) per common share                           $   0.29          $  (0.02)         $    0.98          $    0.52
                                                                   ========          ========          =========          =========

   Shares used in computing basic net
       income (loss) per common share                                 5,732             5,800              5,707              5,784
                                                                   ========          ========          =========          =========

Diluted net income (loss) per common share                         $   0.28          $  (0.02)         $    0.96          $    0.51
                                                                   ========          ========          =========          =========

   Shares used in computing diluted net
      income (loss) per common share                                  5,959             5,800              5,838              5,923
                                                                   ========          ========          =========          =========

Garden Fresh Restaurant Corp.
BALANCE SHEETS
(Dollars in thousands, except par value)

                                                    September 30,  September 30,
                                                        2002           2003
                                                    -------------  -------------
ASSETS                                                              (unaudited)

Current assets:
  Cash and cash equivalents                           $  5,294        $ 11,057
  Inventories                                            9,123           9,670
  Other current assets                                   3,919           3,601
                                                      --------        --------
       Total current assets                             18,336          24,328

Property and equipment, net                            132,638         125,700
Intangible and other assets                              2,032           2,465
                                                      --------        --------

Total assets                                          $153,006        $152,493
                                                      ========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                    $  5,604        $  4,243
  Current portion of long-term debt                     10,635          17,606
  Accrued liabilities                                   11,743          13,088
                                                      --------        --------
       Total current liabilities                        27,982          34,937

Deferred income taxes                                    8,336           8,567
Long-term debt, net of current portion                  32,970          21,219
Other liabilities                                        3,485           3,786

Shareholders' equity:
  Preferred stock, $0.001 par value;
     2,500,000 shares authorized at
     September 30, 2002 and 2003,
     of which 120,000 shares are
     designated as Series A Preferred Stock;
     0 shares issued and outstanding at
     September 30, 2002 and 2003 respectively               --              --
  Common stock, $0.01 par value; 12,000,000 shares
     authorized at September 30, 2002 and 2003,
     respectively; 5,732,822 and 5,824,023 issued
     and outstanding at September 30, 2002 and 2003,
     respectively                                           57              58
Additional paid-in capital                              60,133          60,890
Retained earnings                                       20,043          23,036
                                                      --------        --------

Total shareholders' equity                              80,233          83,984
                                                      --------        --------

Total liabilities and shareholders' equity            $153,006        $152,493
                                                      ========        ========